SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                 AMENDMENT NO. 5 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                            THE SECURITIES ACT OF 1933
                             ------------------------

                               PLATINUM PEARLS, INC.
                 (Name of small business issuer in its charter)


      Nevada                           9995                   86-0746356
   (State of Incorporation)  (Primary Standard Industrial  (I.R.S. Employer
                              Classification Code Number)   Identification
                                                            Number)

                                  P.O. Box 6154
                                  Scottsdale, AZ
                               (480)-991-8342 (PHONE)
                                (480)991-8551 (FAX)
           (Address and telephone number of principal executive offices)
                           --------------------------
                                  P.O. Box 6154
                                  Scottsdale, AZ
                               (480)-991-8342 (PHONE)
                                (480)991-8551 (FAX)

(Address of principal place of business or intended principal place of business)
                           --------------------------

                         Corporate Services Center, Inc.
                              1280 Terminal Way #3
                               Reno, Nevada 89502

          (Name, address and telephone number of agent for service)
                           --------------------------

                                  COPIES TO:

                            KENNETH G. EADE
                            Attorney at Law
                            827 State Street, Suite 26
                            Santa Barbara, CA 93101
                            (805)560-9828 (PHONE)
                            (805) 560-3608 (TELECOPY)
                           --------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -----   -----

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. /      /
                      -----   -----

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                               -----   -----

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


<F>
                 ------------------------------------------------------------------------------
                 ------------------------------------------------------------------------------

                                    CALCULATION OF REGISTRATION FEE

TITLE OF EACH               DOLLAR        PROPOSED           PROPOSED          AMOUNT OF
CLASS OF SECURITIES         AMOUNT TO     MAXIMUM AGGREGATE  MAX. AGGREGATE    REGISTRATION FEE
-------------------         ---------     -----------------  --------------    ----------------

Common Stock, .001 par       $25,000       $.50                $25,000             $6.60
Total                        $25,000       $.50                $25,000             $6.60



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING
TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR
SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
STATE.



[CAPTION]
                                    Prospectus
                                PLATINUM PEARLS, INC.
                          50,000 SHARES OF COMMON STOCK
                                 $.50 per share

Platinum Pearls, Inc., hereby offers for sale, up to 50,000 of the shares of common Stock at the price of $.50 per share. This offering is self underwritten by Platinum Pearls, which means that its officers and directors will sell the shares and no underwriter will be used. There are no minimum number of shares to be sold and no escrow or impound. Any funds received by the Company may be used at the Company's discretion. There is no public
market for the     shares and the shares      will be sold over a period of 180
days     from the date of this prospectus     , at which time the offering will
terminate.

The offering price has been arbitrarily determined.      If we fail to raise at
least $15,000 from this offering, we will have to perform limited operations of running and promoting our web site, and will not be able to develop our first wonder session, or any of the videos or seminars outlined in our plan of operations.
                            ------------------------

The Common Stock offered hereby is speculative and involves a high degree of risk and substantial dilution. See "RISK FACTORS" on page 3.

                             ---------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


               Price to Public               Proceeds to Platinum *
               ---------------               --------------------

Per share       $         0.50                    $     0.50
Total               $25,000                       $25,000

                                   -----------

*Since this is a self-underwritten offering, there are no commissions or underwriting discounts to be paid. This does not include estimated offering expenses of $7,500.


                              ______, 2001


                              PROSPECTUS SUMMARY
CORPORATE BACKGROUND

Platinum Pearls was organized on September 30, 1993, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation, and has been since its inception. Platinum Pearls' is engaged in the business of marketing the Platinum Pearls TM program, a membership organization, through its Internet web site, tailored to the "baby boomer" generation. The program is similar to that of "A.A.R.P." but focuses on a younger lifestyle and the particular interests of the "baby boomer" generation, as the generation enters the post-midlife era. Platinum Pearls's web site, www.platinumpearls.com, acquaints the member with all of Platinum Pearls's services, which include retreats, workshops, fitness and exercise videos, music and books. </R Our principal executive offices are located at 7316 E. Tuckey Lane, Scottsdale, Arizona 85261, and our telephone number is
(480) 991-8342.

                                THE OFFERING

Common Stock Offered.........................  Up to 50,000 shares

Common Stock Outstanding after the
  Offering...................................  1,587,000 shares

Use of Proceeds..............................  Working capital

[CAPTION]
                                  RISK FACTORS

We are a development stage company with losses since inception and we expect such losses to continue for the foreseeable future.

Platinum Pearls is a development stage company which has no operating history upon which an evaluation of its future performance and prospects can be made. Platinum Pearls' prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, Platinum Pearls has incurred losses.

    We are solely dependent upon capital to be raised in this offering and from future private offerings, and if we raise little or no capital, we will not be able to sustain our operations.

We are solely dependent upon capital raised in this offering to fund our planned operations. If we are unsuccessful in raising a minimum of $15,000 in this offering, then we will not be able to sustain our operations, and investors may lose their entire investment. If we fail to raise at least $15,000 from this offering, we will have to perform limited operations of running and promoting our web site, and will not be able to develop our first wonder session, or any of the videos or seminars outlined in our plan of operations. These limited operations can be done with as little as 25% of the offered shares sold. If we are unable to raise a minimum of $15,000 in this offering, we will seek to raise the funds privately or borrow from our principals. If we are unsuccessful, then we will not be able to sustain our operations.

We may need to raise additional capital in the next 12 months and such capital may be unavailable or too costly.

Platinum Pearls anticipates that the net proceeds of this offering will satisfy its operating cash requirements for at least 12 months after this offering is consummated. However, no assurance can be given that Platinum Pearls will not require additional financing sooner than currently anticipated. In order to continue with its planned operations, Platinum Pearls is dependent upon additional equity financing. There can be no assurance that additional equity financing can be obtained.

    Our management has no experience in the running of a membership organization, which may affect our ability to operate successfully.

Our management has no prior experience in membership organizations or running a web site. This lack of experience may affect our ability to operate successfully and compete with our competitors.

    There is no public market for our securities, and one may never develop, which may result in investors being unable to sell their securities.

There is no current public market for our stock, and one may never develop. If no market is developed in our stock, it may be difficult or impossible to investors to realize a return on their investment and to recoup their investment.

    If a market did develop for our stock, it would be an over-the-counter market, which is dominated by thinly capitalized securites and volatile prices.

If a market were ever developed in our stock, it would be an over-the-countger market such as the bulletin board or the pink sheets. The trading price of the securities could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements, and other events or factors. In addition, this market market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the securities.

Platinum Pearls stock is a penny stock and is subject to regulations involving trading of penny stocks.

Platinum Pearls's securities are not currently quoted on any recognized quotation medium. While there can be no assurance that any public market will ever develop for Platinum Pearls's common stock, if such a market should develop, trading Platinum Pearls's common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in Platinum Pearls's securities, which could severely limit the liquidity of Platinum Pearls's securities and the ability of purchasers in this offering to sell such securities in the secondary market.

Management has broad discretion in deciding how to spend proceeds from this offering.

The estimated net proceeds of the offering has been allocated to working capital and general corporate purposes. Accordingly, Platinum Pearls's management will have broad discretion as to the application of these proceeds. A portion of the proceeds allocated to working capital may be used by Platinum Pearls to pay salaries, including salaries of its executive officers, and for acquisitions. Although Platinum Pearls currently has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by Platinum Pearls, the Board of Directors may have the ability to approve such acquisition without seeking stockholder approval.

                                USE OF PROCEEDS

The net proceeds to Platinum Pearls from the sale of the shares of Common Stock offered hereby are estimated to be approximately $18,000 if 100% of the shares offered are sold, and $5500 if only 50% of the shares offered are sold. Platinum Pearls intends to use these proceeds for web site promotion, working capital and general corporate purposes.

The following table shows the Company's use of proceeds if 10%, 25%, 50%, 75%,
and/or 100% of the shares are sold.   Further, there can be no assurance that
any shares will be sold in this offering.



                          10%       25%        50%        75%       100%
                          ---       -----    ------     -------     -----

    Gross proceeds       $2,500     $6,250    $12,500   $18,750   $25,000
Offering expenses        $1,550     $3,875    $7,000    $ 7,000   $ 7,000
                         -------    -----    ------    --------- ---------
Net proceeds:            $  950     $2,375    $5,500    $11,750   $18,000

Use of Net proceeds:

Web site promotion         350        875     1,750      2,625       5,000
Management salaries          0          0         0          0           0
Employee salaries          450      1,125     2,250      3,750       5,000
Working capital            500      1,250     3,250      8,000       8,000
                         ------     -----     -----     -------    --------
Totals:                    950     $2,375   $ 5,500    $11,750     $18,000


The allocation of the net proceeds of the Offering set forth above represents Platinum Pearls's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Platinum Pearls's future revenues and expenditures. If any of these factors change, Platinum Pearls may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

Platinum Pearls anticipates, based on currently proposed plans and assumptions relating to its operations, including the costs associated with its growth strategy, that the proceeds of the Offering, if at least the minimum number of shares are sold, together with its existing financial resources and cash flow from operations, should be sufficient to satisfy its anticipated cash requirements for the next twelve months; however, there can be no assurance that this will be the case.

Platinum Pearls's actual cash requirements may vary materially from those now planned and will depend upon numerous factors, including the general market acceptance of Platinum Pearls's new and existing products and services, the growth of Platinum Pearls's distribution channels, the technological advances and activities of competitors, and other factors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                DIVIDEND POLICY

Platinum Pearls has never declared or paid cash dividends on its capital stock. Platinum Pearls currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                           PRICE RANGE OF SECURITIES

    Platinum Pearls's common stock is not listed or quoted at the present time, and there is no present public market for Platinum Pearls's common stock. Platinum Pearls has obtained a market maker who filed a form 211 with the
over-the-counter bulletin board     , but who will not follow up on the filing
until Platinum Pearls has closed this offering, and there can be no assurance that the market maker will resubmit Platinum Pearls's form 211 or that Platinum Pearls's stock will be quoted on the over-the- counter bulletin board . There also can be no assurance that the market maker's application on Form 211 will be accepted. Therefore, there can be no assurance that a public market for Platinum Pearls's common stock will ever develop.

                               CAPITALIZATION

The following table sets forth the short-term debt and capitalization of Platinum Pearls as of December 31, 2000. The table should be read in conjunction with the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.



[CAPTION]
BALANCE SHEET DATA:

                                                         12/31/2000
                                                         ---------
Assets: ............................................      $ 73,767
                                                          =======
Liabilities - Current......... .....................       $ -
                                                         ---------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 25,000,000 shares,
    Issued 1,537,000 shares and ....................         1,537
  Paid-In Capital ..................................       138,486
  Retained Deficit .................................      ( 66,256)
  Deficit Accumulated During the
    Development Stage ..............................      ( 66,256)

                                                         ---------
     Total Stockholders' Equity ....................        73,767
                                                         ---------
       Stockholders' Equity ........................      $ 73,767
                                                         =========

                                   DILUTION

     As of December 31, 2000, Platinum Pearls net tangible book value was $22,142 or $.014 per share of common stock. Net tangible book value is the aggregate amount of Platinum Pearls's tangible assets less its total liabilities. Net tangible book value per share represents Platinum Pearls's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 50,000 shares at an offering price of $.50 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses), Platinum Pearls' net tangible book value as of the closing of this offering would increase from $22,142 to $41,642. This represents an immediate increase in the net tangible book value of $.012 per share to current shareholders, and immediate dilution of $.47 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                           $  .50
Net tangible book value per share before offering............   $  .014
Increase per share attributable to new investors.............   $  .012
Net tangible book value per share after offering.........       $  .026
Dilution per share to new investors.............                $  .47
Percentage dilution.............................                 94%

 The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming the sale of all 50,000 shares in this offering.


                          Number    Total    Percentage   Percentage     Average
                          of        Price    of Shares    of             Price per
                          Shares    Paid     Purchased    Consideration  Share
                          ------    -----    ----------   -------------  ---------
    Existing Investors  1,537,000  $ 87,380    83.67%       77.75%          $.06
New Investors              50,000  $ 25,000     3.2 %       15.2 %          $.50



This table assumes a sale of 50% of the shares offered by the company. After giving effect to the sale of 25,000 shares at an offering price of $.50 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses), Platinum Pearls' net tangible book value as of the closing of this offering would increase from $22,142 to $29,142. This represents an immediate increase in the net tangible book value of $.004 per share to current shareholders, and immediate dilution of $.448 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                            $ .50
Net tangible book value per share before offering............    $ .014
Increase per share attributable to new investors.............    $ .004
Net tangible book value per share after offering.........        $ .052
Dilution per share to new investors.............                 $0.448
Percentage dilution.............................                   89.6%

    The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming a sale of 50% of the shares offered in this offering.

                        Number    Total  Percentage   Percentage     Average
                        of        Price  of Shares    of             Price per
                        Shares    Paid   Purchased    Consideration  Share
                        ------    -----  ----------   -------------  ---------

Existing Investors    1,537,000  $87,380    98.4%       77.75%         $.06
New Investors            50,000  $12,500     1.6%        12.5%         $.50

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND RESULTS OF OPERATIONS

COMPANY OVERVIEW

Platinum Pearls was organized on September 30, 1993, under the name "Baja Franchise Systems, Inc." In 1997, it changed its name to Cornerstone Communications Corporation. On May 14, 1998, it changed its name to Platinum Pearls, Inc. Platinum Pearls was inactive and had no operations until its name change to Platinum Pearls, Inc. and has just recently commenced operations, but has not generated any revenue and is still a development stage corporation, and has been since its inception. Platinum Pearls's is engaged in the business of marketing the Platinum Pearls program, a membership organization, through its Internet web site, tailored to the "baby boomer" generation. The program is similar to that of "A.A.R.P." but focuses on a younger lifestyle and the particular interests of the "baby boomer" generation, as the generation enters the post-midlife era. Platinum Pearls's web site, www.platinumpearls.com, acquaints the member with all of Platinum Pearls' products and services, which include retreats, workshops, fitness and exercise videos, music and books.

No other products or services are contemplated at this time. Platinum Pearls's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

PLAN OF OPERATIONS-IN GENERAL

Platinum Pearls markets the Platinum Pearls program, a membership organization, tailored to the "baby boomer" generation. Platinum Pearls has established a web page on the Internet which will acquaint the member with all of Platinum Pearls's services, including retreats, workshops, books, music, and fitness and exercise videos. Membership is free at the present time. Platinum Pearls has financed its operations to date through the sale of its securities. Platinum Pearls has undertaken an aggressive marketing plan both on the Internet and conventionally.

 During the next twelve months, Platinum Pearls plans to satisfy its cash requirements by additional equity financing. There can be no assurance that Platinum Pearls will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. If Platinum Pearls is not able to raise equity capital, and it presently has no cash with which to satisfy any future cash requirements. Platinum Pearls will need a minimum of $15,000 to
satisfy its cash requirements for the next 12 months.     In estimating this
$15,000 minimum cash budget, we are not counting the $20,000 royalty payable to our principals, because they have agreed to take stock in lieu of the royalty payments until such time as we have generated sufficient revenues to pay all of
our expenses.      Platinum Pearls will not be able to operate if it does not obtain equity financing. Platinum Pearls depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that Platinum Pearls will be successful in raising the capital it requires. Platinum Pearls does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. Platinum Pearls does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. Platinum Pearls has no current material commitments. Platinum Pearls has generated no revenue since its inception.

Platinum Pearls is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Platinum Pearls will be successful in raising the capital it requires through the sale of its common stock.

                                   BUSINESS
Platinum Pearls

Platinum Pearls is a company which offers ways to learn to live a more fulfilling life though workshops, tours, retreats and other quality of life enhancement programs. These programs address the medical and financial aspects of midlife, combined with spiritual, emotional and creative dimensions. Platinum Pearls is engaged in the business of marketing the "Platinum Pearls " program, a "quality of life enhancement program" presented as a membership organization, geared to the "baby boomer" generation.

The membership program is similar to "A.A.R.P.", but tailored to a younger lifestyle and the particular interests of the "baby boomer" generation, as the generation enters the post-midlife era. The goal of Platinum Pearls is to provide an "information center" for the life improvement of its members. Platinum Pearls has established a web page on the Internet which will acquaint the member with all of Platinum Pearls's services. Platinum Pearls also publishes a periodic newsletter, the first issue of which has already been published. Platinum Pearls offers retreats and workshops, fitness and exercise videos, books, and music, through its Internet site, www.PlatinumPearls.com".

    Current Operations

Platinum Pearls' current operations are limited to the running of its Internet web site at www.platinumpearls.com. Through the web site, we offer a variety of self-help CD's, videos and books for visitors. The web site is receiving revnues from these limited operations, which amounted to $6,543 in the first quarter of 2001. The source of the revenues are from Amazon.com and from our wine tour sign-ups. We intend to offer free memberships for an unlimited time. Our management believes that building a large mailing list of members will be more valuable to us in marketing our products, and that, if we charged for our memberships at this time, the mailing list would be significantly smaller. The retreats offered by our web site are all retreats which are run by other organizations. We receive commissions, on the average, from 5%-15% of the total fee paid by visitors to our web site who purchase one of the retreats featured on the site.

Milestones

Upon funding of our offering, Platinum Pearls will begin promotion of its web site through mailings to lists of recipients who fit the age group we are targeting, as well as press releases. The cost of this effort should not exceed $3,500.00, and will be paid with funds from this offering, if any. If no funds are generated by this offering, it will be paid by contributions or loans from principals. The time to complete this phase should be within 30 days of the receipt of funds.

Our next milestone will be the development of a regular newsletter feature which will be updated monthly and e-mailed to our member list and members of the mainstream media. The development cost of approximately $1,000 will come from the proceeds of this offering, if any, or contributions from principals if no proceeds are generated from this offering. It will take approximately 60 days to organize the newsletter. Monthly update costs will be approximately $500.

As our member base grows, we will develop and sponsor our first "One Day Wonder Session." It will cost approximately $10,000 to organize, promote and conduct the first session, which funds will come from the offering proceeds, if any. A 120 day time frame is required to organized each of the sessions.

    If we fail to raise at least $15,000 from this offering, we will have to perform limited operations of running and promoting our web site, and will not be able to develop our first wonder session, or any of the videos or seminars outlined in our plan of operations. These limited operations can be done with as little as 25% of the offered shares sold.

As the number of workshop sessions increases, the income from them will support the development of television and video tape programs for sale. At this point, we should be operating from internally generated cash flow.

Platinum Pearls Concept

The Platinum Pearls concept is a program for living geared toward a maturing population. The concept is that, as oysters turn irritants into pearls, life can be richly rewarding and fulfilling if approached with the information and techniques necessary to improve health, wealth and lifestyles as the baby boomer generation moves into the second half of life. Each such piece of life-improving information is a "Platinum Pearl." The Trademark " Platinum Pearls " has been registered in the United States Patent and Trademark Office as Registration No. 2,232,091, in the name of Tom E. Hays, and has been exclusively licensed to Platinum Pearls by its owners. The terms of the license provide for a royalty of 6% of gross revenues generated by Platinum Pearls's operations under the licensed mark, with a minimum annual royalty payment of $20,000.
 This Exclusive License Agreement is between Platinum Pearls as Licensee, and Tom Hays, President of Platinum Pearls, and Susan Hays, as Licensor and owner of the trade mark " Platinum Pearls ." It provides for a royalty fee of 6% of all gross revenues generated by Platinum Pearls's operations under the trademark, and utilizing lifestyle improvement programs developed and to be developed in conjunction with the trademark, except in the event of a sub-license by Platinum Pearls to a third party of the mark or concepts. In that case, which is subject to written approval by Mr. and Mrs. Hays, and will entitle Mr. and Mrs. Hays to receive 50% of the gross revenue generated by any such sub-licensing venture.
 Government approval is not necessary for Platinum Pearls's business, and government regulations have no or only a negligible effect on their respective businesses.

Platinum Pearls has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no product development or research and development costs. Platinum Pearls's mailing address is P.O. Box 6154, Scottsdale, Arizona. The telephone number of its principal executive office is 480-991-8342.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Platinum Pearls' expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

THE INDUSTRY

The Internet industry is a young industry, but one of the fastest growing industries in the country. Management believes that with the proper marketing campaign, Platinum Pearls's e commerce site can develop into the most popular membership site on the Internet.

THE MARKET

Platinum Pearls will tailor its programs, services and products to the "baby boomer" generation; that generation comprised of people born in the post-war "baby boom" between 1946 and 1964. The first group of these "baby boomers" are now reaching 50 years of age. The number of people reaching that age will continue to increase each year for at least the next ten years, providing a steady stream of new members to attract with innovative programs and membership benefits. There are many other organizations available to this target generation, the largest of which is The American Association of Retired Persons
(AARP). However, Platinum Pearls believes that the majority of persons reaching age 50 in this generation will not be inclined to join such organizations.

RETREATS, PROGRAMS AND WORKSHOPS

Platinum Pearls conducts self-help programs, featuring noted speakers and authorities. The subjects of the workshops and seminars are physical fitness, creativity enhancement and motivational programs. These programs will consist of one-day, week-end and week-long getaways designed for members to grow mentally, physically and spiritually.

To supplement the programs and generate interest in Company products, Platinum Pearls has established a web site on the Internet, and offers a two minute morning show insert for barter syndication to local television stations. Each show features an interesting and informative way to more fully enjoy living in the next fifty years of life, followed by a stretching or movement piece set to music. Platinum Pearls also offers a video magazine for syndication to cable networks, which consists of a 30 minute program, featuring in-depth interviews of authors and practitioners who will share their ideas for living a more rewarding life.

PUBLICATIONS

Platinum Pearls has published the first issues of the Platinum Pearls monthly newsletter, featuring the "best of the best" new ideas and approaches to learning how to enjoy life more fully and luxuriously. The latest innovations in health and fitness, books, games, foods, medications, and travel will be featured in the magazine, which Platinum Pearls believes will eventually be marketed by subscription and newsstand sales.

PRODUCTS

Platinum Pearls offers CD-ROMs containing videos, music, articles and reference materials derived from its publications, television shows, and its collection of articles, books, tapes and interviews. Platinum Pearls develops and markets exercise and fitness videos as well as video clips from Platinum Pearls's workshops and retreats. Platinum Pearls markets music to its members through its programs, workshops and retreats.

PLATINUM PEARLS' INTERNET WEB SITE

Platinum Pearls operates an Internet web site, www.platinumpearls.com, which provides the visitor with free news headlines, daily horoscope, stock quotes, health headlines, news features, travel news, Co-op specials, health, wellness and nutrition, workshop and retreat information. The Internet site currently offers free memberships in Platinum Pearls , in order to gather enough members to offer discounts on travel, rental cars, and hotels.

Through the web site, Platinum Pearls markets self enhancement, health and nutrition and financial books and videos, tours, workshops, audio cassettes, and arts and crafts.

COMPETITION

E commerce and Internet related seminars, workshops and information services is an industry of intense competition, rapidly evolving and subject to constant change. Competitors with greater financial resources than Platinum Pearls are more equipped to compete with Platinum Pearls in this industry. There can be no assurance that Platinum Pearls will be able to compete successfully in any chosen. There are many other organizations available to this target generation, the largest of which is The American Association of Retired Persons (AARP). However, Platinum Pearls believes that the majority of persons reaching age 50 in this generation will not be inclined to join such organizations, as it is identified with a much older membership. Platinum Pearls is of the opinion that the majority of persons now reaching age 50 will be less likely to join AARP than Platinum Pearls's organization, thinking of it as an "older" organization, one their parents might belong to. Platinum Pearls intends to offer a fresher, more polished approach, specifically targeted to the present and the needs of the baby boomer generation, and to present the "best of the best" of ideas and approaches to face the challenges of life one faces during the aging process. In this respect, Platinum Pearls will alert its members to the best of the information provided by its competitors as part of Platinum Pearls's all-inclusive approach, thus benefitting from the competitive atmosphere. Platinum Pearls will be competing with other organizations which offer self- help books, television shows and exercise videos. There can be no assurance that other companies with greater financial resources and experience will not identify the same opportunities on which Platinum Pearls has decided to concentrate.

PATENTS

Platinum Pearls holds no patents for its products. The trademark, "Platinum Pearls" has been registered in the United States Patent and Trademark Office as Registration No. 2,232,091, in the name of Tom E. Hays, and has been exclusively licensed to Platinum Pearls by its owners. Platinum Pearls owns the domain name www.platinumpearls.com for its web site.

RAW MATERIALS AND PRINCIPAL SUPPLIERS AND VENDOR

There are no raw materials used in Platinum Pearls's services. Platinum Pearls uses printers for its newsletter, which services are generic in nature and Platinum Pearls is not under contract with any one printer. Platinum Pearls has not yet produced any videos or compact discs, and has no current supplier for these products.

GOVERNMENT REGULATION

Government approval is not necessary for Platinum Pearls' business, and government regulations have no effect or a negligible effect on their respective businesses.

EMPLOYEES

Platinum Pearls presently employs one employee, the President and founder of the Company, Tom E. Hays, who devotes his part time efforts to Platinum Pearls. MARKETING

Platinum Pearls has developed an Internet web site with full e commerce capabilities, which offers Platinum Pearls' products for sale to the Internet consumer. In addition, Platinum Pearls will promote its web site and its products by conventional advertising and marketing. With the proceeds of this offering, Platinum Pearls plans to hire a sales force and offer "multi-level marketing" incentives for sales.

To help achieve its sales goals, Platinum Pearls plans to implement an aggressive online marketing campaign. The objective will be to name awareness for Platinum Pearls in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Platinum Pearls's online campaign will target sites that generate high traffic from Internet users who fit Platinum Pearls's customer profile. In order to create this market presence and increase customer awareness, Platinum Pearls intends to promote its Web site on the most effective search engines, directories and promotional sites the Internet offers. However, Platinum Pearls has not yet developed its Web site, and there can be no assurance that it will implement these programs. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure Platinum Pearls is listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to software sales. Of course, there can be no assurance that Platinum Pearls can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. Platinum Pearls will review its site data to optimize its listing. Once the site data has been perfected, Platinum Pearls's site will be submitted to the top 75 search engines and promotional sites.

While listing a Web site with the search engines and promotional sites is a high priority for the foundation of Platinum Pearls's Internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors that are interested in Platinum Pearls's site. Platinum Pearls will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to Platinum Pearls's Web site.

Platinum Pearls intends to design a professional banner and place it with various sites on a "reciprocal" basis, at no charge to Platinum Pearls. Platinum Pearls also plans to purchase online ad banners on highly trafficked Web sites that appeal to Platinum Pearls's target audience.

Platinum Pearls will work with a nationally recognized media buying firm to research the sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per- lead or similar direct response basis.

Online communities such as Mailing Lists, Newsgroups, and Online Service Forums tend to be very successful in driving traffic to sites as Internet surfers use these communities to get advice from their peers. Platinum Pearls will work with a firm to seed messages about its offerings in the various online communities that are visited by its target audience. Companies specializing in Community Discussion Seeding include Word of Net Promotions, Webpromote and Agency.

Targeted e-mail announcements with information about Platinum Pearls's products and services will be sent to individuals who have expressed an interest in receiving information within targeted categories. These individuals have voluntarily signed up to receive these e-mail messages about specific topics and are more likely to read them. Response rates are expected to average between 5% to 10%. These efforts will results in Company Web site visits by these individuals because they have an interest in Platinum Pearls's products and services and can click-through Hyperlinks created in Platinum Pearls's e-mail announcement. Each e-mail message will contain a header that specifies that the e-mail was sent to the recipient because they had subscribed to a particular service.

Platinum Pearls expects to maintain a clean corporate image by practicing "etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, Platinum Pearls plans to only send targeted e mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e mail lists.

Platinum Pearls intends to announce its products and services on the Web in press releases. Favorable articles or editorial pieces about Platinum Pearls's Web site can generate tremendous visibility and opportunity to sell its products and services. Platinum Pearls will e-mail its press releases to targeted publications selected from a database of over 30,000 media resources. Press releases can be distributed within 72 hours.

                              LEGAL PROCEEDINGS

Platinum Pearls is not subject to any pending litigation, legal proceedings or claims.
                                MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Platinum Pearls serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Platinum Pearls are as follows:


NAME                                   AGE   POSITION
--------------------                   ---   ------------------------------
Tom E. Hays                            60    Director, President, Treasurer

Susan R. Hays                          50    Director, Vice
President/Secretary

J.T. Stewart                           43    Event Coordinator
Deanna Larson                          40    Promotion/Publications
Coordinator

Kissy Woosley                          32    Marketing Coordinator

Tom E. Hays. Mr. Hays is the President and Director of Platinum Pearls, since its inception. For the past five years, he has been employed as the officer and director of development stage companies. He is the Secretary, Treasurer and Director of Baja International Foods, Inc., a development stage fast food franchise, and the President/Director of Inertia, Inc., a designed of Internet web sites, including Platinum Pearls' web site. He is also the owner of an interest in the Platinum Pearls trademarks and copyrights. Mr. Hays conceived the various program elements which comprise the Platinum Pearls concept. Mr. Hays is an accomplished photographer, artist, and a published songwriter, music producer, cinematographer, graphic designer and video producer. In 1987, Mr. Hays took over leadership of an Oklahoma company engaged in the "quick oil change" business, turned Platinum Pearls into a profitable position, and took it public. Platinum Pearls operated 38 quick oil change auto service centers in Oklahoma, Texas and Arizona. Fourteen of those centers in Texas were sold to Jiffy Lube, nine in Oklahoma were sold to Avis Lube, and fifteen in Arizona were sold to SpeeDee Oil Change, all at a profit. In 1980, Mr. Hays was engaged in the oil and gas business, buying and brokering oil and gas mineral leases and generating drilling prospects which he sold to oil and gas drilling companies. He founded Edgewater Energy Corporation and sponsored and was the general partner of five successful oil and gas drilling limited partnerships which participated in the drilling and discovery of over fifty oil and gas wells, many of which are still producing.

In 1978, he founded "facts: Marketing and Economics Research Corporation" and developed a radio research product, "the Radio Audience Profile" which grew to service 105 radio markets across the United States. In 1971, he purchased United Concepts, Inc., an advertising agency, and managed both retail and industrial advertising accounts for a variety of clients. He established an in-house audio studio, a photo studio and a film processing facility, and produced and directed many award winning educational and commercial audio, video and print programs. Mr. Hays created a daily radio program named "The Oil and Gas Report" and syndicated it to 17 radio markets in the Southwest. In the mid-1960's he began producing music and successfully organized and promoted concerts and several charted pop singles. In 1960, he founded Midwest Optical, Inc., and opened a retail optical dispensary in Midwest City, Oklahoma, which expanded to three stores before selling to a larger chain of stores. Mr. Hays attended Phillips University in Enid, Oklahoma.

Susan R. Hays. Mrs. Hays is the current Vice President/ Secretary and Director of Platinum Pearls, as well as an owner of the " Platinum Pearls concept and trademark. She is also the President and Director of Baja International Foods, Inc. and the Secretary/Director of Inertia, Inc. She has been the owner/operator of Brushstrokes Designs since 1981, and, to date, has been self-employed by Brushtrokes, which engages in the business of the design and marketing of hand painted needlepoint canvases which are sold through hundreds of stores throughout the United States and Canada. Her designs are also found on greeting cards, pottery and other objects. From 1973 through 1981, she managed the offices of Fritzler, Knoblock and Wadley, an architectural firm. She has served on the Boards of Directors for Baja International Foods, Channel One and Balloonies. Mrs. Hays attended Oklahoma State University.

J.T. Stewart. Mr. Stewart is an Event Coordinator of Platinum Pearls. He is the founder of J.T. Stewart Enterprises, and is nationally recognized as a personal development trainer. He has been self employed for the past five years as a personal trainer, conducting personal training seminars and programs. Mr. Stewart presents up to one hundred seminars, speeches and training programs every year, and has trained for corporations such as J.C. Penney Life Insurance, Huffy Bicycles and Hawthron Corporation. Mr. Stewart founded and managed Stewart/Holaday Speakers Bureau. He also founded and directed J. Thomas Communications, a marketing and public relations firm. J. Thomas Communications has obtained media exposure for clients in USA Today, The Wall Street Journal and Newsweek. He has also obtained electronic media exposure for clients on Good Morning America, CNN, CNBC and National Public Radio. Mr. Stewart attended the Theater Arts Program at Wright State University in Dayton, Ohio.

Deanna Larson. Ms. Larson is the Publications Coordinator for Platinum Pearls. She began her career with Booklist Magazine (American Library Association) in Chicago as Reviewer and Editorial Assistant to the Editor, writing reviews on fiction and non-fiction books, and representing the magazine to national publishers and publicists, freelance reviewers and subscribers. She served as Assistant to Publicity Director of Transworld Publishers, a unit of Bantam Doubleday Dell, where she became a Press Officer, developing media contacts and arranging national broadcast/print reviews, in addition to writing a wide range of sales and marketing material and point of sale including print advertisements, press kits, sales presentations, brochures, posters, floor displays and backdrops. She served as Copywriter/Project Manager for Riverside Publishing, a Houghton Mifflin Company, (an Educational Publisher) in Chicago, writing sales and marketing material, including brochures, press releases, direct mail and multimedia presentations. She has served as Proofreader/Listings Compiler for an alternative newspaper, Fiction Reviewer for Booklist Magazine, Video Editor for Chicago Access Cable Television, and Production Assistant for various commercial production companies. For the past five years, she has been self- employed as a publications consultant. Ms. Larson holds a B.A., cum laude, in Communications, from Mundelein College, and a Master of Arts from Birkbeck College, University of London.

Kissy Woosley. Ms. Woosley is the current Marketing Coordinator for Platinum Pearls. Ms. Woosley is a principal of and has been employed by Kissy and Tracey's Music in Motion for the past five years, where she personally developed a music program for children, ages two through four, which is presented in nursery schools and concerts.

Previously, she was the co- founder and co-president of Merry Bobbins, Inc., a design company specializing in children's bed and bath accessories. Ms. Woosley is also a professional singer and bandleader. She has scheduled shows, rehearsals and tours as well as developed marketing strategies and promotional campaigns. Previously, she served as Account Manager for Clinique Services, Inc., handling the Washington, D.C. area Bloomingdales stores, and was responsible for hiring, training and scheduling of personnel, planning and implementing of visual displays, and creation of promotional campaigns. She has also served as Office manger of a professional recording studio, scheduling recording sessions, promoting and marketing of studio time and general management of studio operations. Ms. Woosley holds a B.A., cum laude, from Georgetown University.

EXECUTIVE COMPENSATION

The following table sets forth the cash and noncash compensation paid by Platinum Pearls to its Chief Executive Officer and all other executive officers for services rendered up to the period ended December 31, 2000. No salaries are being paid at the present time, until such time as there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

                               Annual Compensation
                               -------------------

 Name and Position            Salary      Bonus      Annual Deferred Salary
 -------------------          ------      -----      ----------------------
 Tom Hays, President           -0-         -0-               -0-


EMPLOYMENT AGREEMENTS

Platinum Pearls has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Platinum Pearls's board of directors.


                             PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Platinum Pearls's Common Stock as of February 29, 2000, by (i) each person known by Platinum Pearls to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director of Platinum Pearls, each Named Executive Officer, and all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name/Address                Shares         Percentage
of Owner                    Owned          Beneficially
                                           Owned
------------                ------         ------------
Tom E. Hays(1)(2)          1,495,150            97.91%
7316 E. Tuckey Lane
Scottsdale, AZ 85250

Susan R. Hays(2)           1,495,150            97.91%
7316 E. Tuckey Lane
Scottsdale, AZ 85250

J.T. Stewart                   1,000             .065%
P.O. Box 34032
Dayton, OH 45434

Deanna Larson                  1,000             .065%
1801 Holly Street
Nashville, TN 37206

Kissy Woosley                  1,000             .065%
2717 Sharondale Court
Nashville, TN 37215

Directors & Officers       1,498,150            98.11%
As A Group

                           -------------------------

(1) Includes 500,000 shares issued to Edgewater Energy Corporation, whose equity is principally owned by Mr. Hays.

(2) Tom E. Hays and Susan R. Hays jointly own 500,000 common shares.

(3) Tom E. Hays and Susan R. Hays are husband and wife.

CERTAIN TRANSACTIONS

Tom Hays, President and Chairman of the Board of Directors, and Susan R. Hays, Secretary and Director, are the sole founders, promoters, and organizers of Platinum Pearls. Platinum Pearls rents its offices from Mr. Hays on a month to month basis on an arms length basis for an insignificant amount of monthly rental.

On or about October 1, 1993, 500,000 shares of common stock of Platinum Pearls were issued to Edgewater Energy Corporation, a company owned by Tom and Susan Hays, in exchange for incorporation and organization costs, in reliance upon
Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

On or about January 28, 1998, 500,000 shares of common stock of Platinum Pearls were issued to Tom and Susan Hays, and 500,000 shares were issued to Tom Hays for cash proceeds of $135,000, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1998 through December 31, 1998, 8,000 shares of Company common stock were issued in exchange for consulting services, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1999 through September 30, 1999, 4,000 shares of common stock were issued for repayment of debt owed to Company creditors, in reliance upon
Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1999 through September 30, 1999, 15,000 shares of Company common stock were issued in exchange for consulting services, in reliance upon
Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

The Trademark " Platinum Pearls " has been registered in the United States Patent and Trademark Office as Registration No. 2,232,091, in the name of Tom
E. Hays, and has been exclusively licensed to Platinum Pearls by its owners. The terms of the license provide for a royalty of 6% of gross revenues generated by Platinum Pearls's operations under the licensed mark, with a minimum annual royalty payment of $20,000.

This Exclusive License Agreement is between Platinum Pearls as Licensee, and Tom Hays, President of Platinum Pearls, and Susan Hays, as Licensor and owner of the trade mark " Platinum Pearls." It provides for a royalty fee of 6% of all gross revenues generated by Platinum Pearls's operations under the trademark, and utilizing lifestyle improvement programs developed and to be developed in conjunction with the trademark, except in the event of a sub-license by Platinum Pearls to a third party of the mark or concepts. In that case, which is subject to written approval by Mr. and Mrs. Hays, and will entitle Mr. and Mrs. Hays to receive 50% of the gross revenue generated by any such sub-licensing venture.

There have been no other transactions since the beginning of fiscal year 1998, or any currently proposed transactions, or series of similar transactions, to which Platinum Pearls was or is to be a party, in which the amount involved exceeds $60,000, and in which any of the officers, or directors, or holders of over 5% of Platinum Pearls's stock have or will have any direct or indirect material interest. Platinum Pearls does not currently have any policy toward entering into any future transactions with related parties.


                           DESCRIPTION OF SECURITIES

The authorized capital stock of Platinum Pearls consists of 25,000,000 shares of Common Stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 1,587,000 shares of Common Stock.

COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Platinum Pearls's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

PENNY STOCK STATUS

If and when it creates a market for its common stock, Platinum Pearls's common stock is a "penny stock," as the term is defined by Rule 3a51 1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

- Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

- Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

- Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

- The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. The imposition of these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Platinum Pearls's stock.

                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is American Registrar & Transfer Co., 342 E. 900 South, P.O. Box 1798, Salt Lake City, Utah 84110.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Platinum Pearls will have 1,587,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Platinum Pearls), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Platinum Pearls, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Platinum Pearls without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Platinum Pearls's shares of common stock. However, Platinum Pearls's market maker, National Capital, has filed an application for a quotation with the National Quotation Bureau's "pink sheets," which application is still pending. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                            PLAN OF DISTRIBUTION

The Shares shall be offered on a self-underwritten basis in the States of New York, Florida, Colorado, Oklahoma, Tennessee, Idaho, to accredited investors in Arizona and Colorado, and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by Platinum, which offers the Shares directly to investors through officer Tom Hays, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Inertia. In selling the shares, Platinum will rely on Rule 3a4-1 promulgated by the United States Securities and Exchange Commission. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker. Platinum may, however, subsequently offer the securities through the use of broker dealer firms who are members of the National Association of Securities Dealers, Inc. (NASD). Commissions are limited to 10% of the gross offering price. If Platinum decides to offer the Shares through broker-dealers, Inertia must first obtain the approval of the NASD of the broker compensation proposed, and file a post-effective amendment revising this registration statement, and filed the underwriting and/or dealer agreement as an Exhibit to the Registration Statement. In addition, Platinum must stop this offering until the post effective amendment is declared effective.

The offering of the Shares shall terminate in 180 days unless extended for no more than an additional 180 days at the discretion of Inertia.

Platinum reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor. This may be necessary in the event Platinum receives subscriptions for more than the 50,000 shares offered hereby.

                                LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.

                                  EXPERTS

The Financial Statements and schedules of Platinum Pearls as of December
31, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for Platinum Pearls, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

Platinum Pearls has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities.

This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Platinum Pearls will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PLATINUM PEARLS, INC.

Independent Auditor's Report ....................................   F 1

Balance Sheets
 December 31, 2000 and December 31, 1999 ........................   F 2

Statements of Operations
 For the Period ending December 31, 2000 and
 for the Year ended Dec. 31, 1999 and from inception
 through December 31, 2000 ......................................   F 3

Statements of Cash Flows
 For the Period ended December 31, 2000 and
 for the Year ended Dec. 31, 1999 and from
 September 30, 1993 (inception) through December 31, 2000 .......   F 4

Statements of Changes in Stockholders' Equity
 From September 30, 1993 (inception)
 through December 31, 2000 ......................................   F 5

Notes to Consolidated Financial Statements ......................   F 6

[CAPTION]
REPORT OF INDEPENDENT AUDITOR

To the Shareholders and Board of Directors
Platinum Pearls, Inc.

I have audited the accompanying balance sheets of Platinum Pearls, Inc.(A Development Stage Company) as of December 31, 2000 and December 31, 1999, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of Platinum Pearls's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has an accumulated deficit at December 31, 2000 and December 31, 1999. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Platinum Pearls, Inc. (A Development Stage Company) at December 31, 2000 and December 31, 1999, and the results of operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

Oxnard, California
Roger G. Castro
------------------
Roger G. Castro
March 1, 2001

[CAPTION]
PLATINUM PEARLS, INC.
(A Development Stage Company)
BALANCE SHEET
AS OF DECEMBER 31, 2000 AND DECEMBER 31, 1999

                                                 December 31  December 31
                                                    2000          1999
                                                 ------------  -----------
ASSETS
Current Assets:
 Cash                                             $ 3,499        $   109
Prepaid expenses                                                  20,000
 Total Current Assets                              ------------  -----------
                                                    3,499          20,109
                                                   ------------  -----------
Fixed Assets:
 Machinery and equipment                           22,695          22,695
 Furniture and equipment                           4,052)         (3,242)
                                                               ------------
-----------
 Total Fixed Assets                                18,453          19,453

Other Assets:
 License rights                                    59,000          59,000
 Less accumulated amortization                     (7,375)         (7,375)
                                                 ------------  -----------
Total Other Assets                                 51,625          53,100
                                                 ------------  -----------
TOTAL ASSETS                                      $73,767         $92,662
                                                 ------------  ------------
LIABILITIES & STOCKHOLDERS' EQUITY
 Current Liabilities:
 Total Current Liabilities                        $    -         $      -
                                                 ------------  -----------
Stockholders' Equity:

 Common stocks, $.001 par value
 Authorized shares _ 25,000,000
 Issued and outstanding shares
 1,537,000 and 1,518,000 respectively               1,537          1,518
 Capital in excess of par value                   138,486        134,490
 Deficit accumulated during
 development stage                               ( 66,256)      ( 43,346)
                                                 ------------  -----------
 Total Stockholders' Equity                        73,767         92,662
                                                 ------------  -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                          $    73,767       $ 92,662

Platinum Pearls, Inc.
(A Development Stage Company)
STATEMENT OF INCOME FOR THE PERIOD ENDED
DECEMBER 31, 2000 AND FOR THE YEAR
ENDED DECEMBER 31, 1999 AND SEPTEMBER 30, 1993
(INCEPTION) THROUGH DECEMBER 31, 2000

                                          Cumulative
                                            During
                                          Development       December 31      December 31
                                            Stage           2000              1999
                                          -----------       ------------      -----------
Income
Sales                                   $      -0-              -0-              -0-
                                          -----------       ------------      -----------
Total Income                                    _                _                _
                                          -----------       ------------      -----------
Expenses:
Royalty fees                                 40,000         20,000           20,000
Legal and professional                       11,515          6,165            5,350
Depreciation and amortization                13,617          4,475            9,142
Administrative                               11,343          2,489            8,854
------------------------


         Total Expenses                      76,745         33,129            43,346
--------------------------


Net loss                                 $  (76,745)     $ (33,129)         $(43,346)
                                           ==========       ============     ========

Platinum Pearls, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED DECEMBER 31, 2000
AND FOR THE YEAR ENDED DECEMBER 31, 1999
AND FROM SEPTEMBER 30, 1993 (INCEPTION) THROUGH
DECEMBER 31, 1999
                                              Cumulative
                                                During
                                              Development    DECEMBER 31          December 31
                                                Stage        2000                  1999
                                              -----------    ------------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                    $ ( 66,256)      $  (33,129)           $  (43,346)
Adjustments to reconcile net loss to
net cash provided by operating activities:
Depreciation and amortization                   13,167            4,475                 9,142
Prepaid expenses                                                 20,000               (20,000)

                                              -----------    ------------          -----------
NET CASH USED BY OPERATING ACTIVITIES          (62,858)         (8,654)               (81,195)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of fixed assets                    (22,695)              -                (22,695)
Exclusive license rights                       (58,500)                               (58,500)
                                              -----------    ------------          -----------
NET CASH USED BY INVESTING ACTIVITIES          (81,195)                               (81,195)

CASH FLOWS PROVIDED BY
FINANCING ACTIVITIES
 Issuance of common stocks                      139,008          4,000                135,008
 Advance                                          6,000          6,000
                                              -----------    ------------          ------------
NET CASH PROVIDED BY
FINANCING ACTIVITIES                            145,008         10,000                 135,008

INCREASE IN CASH                                    955          1,346                   (391)
BEGINNING CASH                                        -            109                    500
                                              -----------    ------------          -----------
ENDING CASH                                  $      955        $ 1,455               $    109
                                              -----------    ------------          -----------
NON CASH DISCLOSURE
 500,000 shares issued for
 exclusive license rights                      $    500       $    500
 23,000 shares issued for services             $     23                                    23
 4,000 shares issued to repay debt             $      4                                     4


Platinum Pearls, Inc.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM SEPTEMBER 30, 1993 (INCEPTION)
THROUGH DECEMBER 31, 2000
                                                    Common        Additional
                                      Shares        Stock @       Paid-In      Retained
                                      Outstanding   Par Value     Capital      Deficit       Total
                                      -----------   ---------     ---------    --------      -----
Balance form September 27, 1993
(inception) through Dec. 31, 1997       500,000           500            0           0         500

Net loss Dec. 31, 1998             $   (43,346)     $ (43,346)

Stocks Issued for Cash                 510,000      $     510    $ 134,490     135,000
Jan. 1, 1998-Dec. 31, 1998

Stocks issued for services               8,000              8            8
Jan. 1, 1998-Dec. 31, 1998
Stocks issued for license rights       500,000            500          500

Balance at December 31, 1998         1,518,000          1,518    $ 134,490    $(43,346)    $92,662
                                       -----------   ---------    ---------    --------      -----
Net loss - December 31, 1998           (33,129)       (33,129)

Stocks issued for repayment of
debt Jan 1, 1999-Dec. 31, 1999           4,000              4        3,996       4,000

Stocks issued for services
Jan 1, 1999-December 31, 1999          15,000             15           15
                                       -----------   ---------    ---------    --------      -----
                                     1,537,000        $ 1,537     $138,486   $ (66,256)    $63,548
                                       -----------   ---------    ---------    --------      -----
                                       -----------   ---------    ---------    --------      -----


[CAPTION]
Platinum Pearls, Inc.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF THE BUSINESS
Platinum Pearls, Inc. (Platinum Pearls) was incorporated under the laws of the state of Nevada on September 30, 1993 as Baja Franchise Systems, Inc. On February 28, 1998, the name was changed to Platinum Pearls, Inc.

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Nevada including, without limitation, to engage directly or through a subsidiary or subsidiaries in the business of marketing the Platinum Pearls program, "a quality life enhancement program."

Platinum Pearls has been in the development stage since its inception on September 30, 1993. Planned principal operations have not commenced since then. There were no activities from its inception date through December 31, 2000.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A. Platinum Pearls uses the accrual method of accounting.

B. Revenues and directly related expenses are recognized in the period when the goods are shipped to the customers.

C. Platinum Pearls considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. Platinum Pearls currently has no cash equivalents.

D. Primary Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

E. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying` notes. Actual results could differ from those estimates.

NOTE 3. EXCLUSIVE LICENSE AGREEMENT

On January 29, 1998, Platinum Pearls entered into an exclusive license agreement with certain officers who are also stockholders of Platinum Pearls, Inc. Platinum Pearls paid $58,500 and issued 500,000 shares of common stock at par value for such licenses. Platinum Pearls will also pay on an annual basis a minimum royalty fee of $20,000 as set forth by the terms of the agreement. The license agreement is being amortized using straight-line method over its remaining useful life of 10 years.

NOTE 4. GOING CONCERN

Platinum Pearls has nominal assets and no current operations with which to create operating capital. Platinum Pearls seeks to raise operating capital with which to seek business opportunities to utilize the technology its has acquired.

NOTE 5. PROPERTY AND EQUIPMENT

Platinum Pearls capitalizes the purchase and fixtures for major purchases in excess of $300 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation.

The following is a summary of property and equipment at cost, less accumulated depreciation:

                                          2000                  1999
                                       ----------            ----------

Furniture and equipment                  $22,695               $22,695
Less accumulated depreciation            ( 4,045)               (3,242)
Total                                    $18,643               $19,453

NOTE 6. INCOME TAXES

Platinum Pearls has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes." SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Platinum Pearls has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met. These losses are as follows:

Year of Loss                  Amount             Expiration Date
------------                  ------             ---------------
1998                          $43,346                2013
1999                          $66,256                2014

----------------------------------------------------------------------------
----------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PLATINUM PEARLS OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS
                                                    PAGE
                                                  ---------

Available Information...........................        1
Prospectus Summary..............................        1
Risk Factors....................................        3
Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8

Management......................................        12
Certain Transactions............................        13
Principal Stockholders..........................        13
Description of Securities.......................        14
Shares Eligible for Future Sale.................        15
Underwriting....................................        15
Legal Matters...................................        15
Experts.........................................        16
Index to Financial Statements...................        16


[CAPTION]
                            PLATINUM PEARLS, INC.

                        50,000 SHARES OF COMMON STOCK

                               -------------
                                 PROSPECTUS
                                -------------

                             ___________,  2001

 ---------------------------------------------------------------------------
 ---------------------------------------------------------------------------


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


Nevada Revised Statutes 78,751 provides for the indemnification of Platinum Pearls's officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Platinum Pearls's Articles of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. Platinum Pearls's Bylaws also contain a provision for the indemnification of Platinum Pearls's directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Platinum Pearls, pursuant to the foregoing provisions, or otherwise, Platinum Pearls has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Platinum Pearls pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Platinum Pearls has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $ 6.60
Printing and engraving expenses................................  $500
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $3,500
Blue sky fees and expenses (including legal and filing fees)...  $1,000
Miscellaneous..................................................  $1,000
                                                                 ----------
    Total......................................................  $7,006.60
                                                                 ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Platinum Pearls within the past three years and were not registered under the Securities Act.

On or about October 1, 1993, 500,000 shares of common stock of Platinum Pearls were issued to Edgewater Energy Corporation, a company owned by Tom and Susan Hays, in exchange for incorporation and organization costs, in reliance upon
Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

On or about January 28, 1998, 500,000 shares of common stock of Platinum Pearls were issued to Tom and Susan Hays, and 510,000 shares were issued to Tom Hays for cash proceeds of $135,000, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1998 through December 31, 1998, 8,000 shares of Company common stock were issued in exchange for consulting services, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1999 through September 30, 1999, 4,000 shares of common stock were issued for repayment of debt owed to Company creditors, in reliance upon
Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

From January 1, 1999 through September 30, 1999, 15,000 shares of Company common stock were issued in exchange for consulting services, in reliance upon
Section 4(2) of the Securities Act of 1933, to sophisticated investors in possession of all relevant corporate information. There was no underwriter used in the transaction.

There have been no other transactions since the beginning of fiscal year 1998, or any currently proposed transactions, or series of similar transactions, to which Platinum Pearls was or is to be a party, in which the amount involved exceeds $60,000, and in which any of the officers, or directors, or holders of over 5% of Platinum Pearls's stock have or will have any direct or indirect material interest. Platinum Pearls does not currently have any policy toward entering into any future transactions with related parties.


ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
 Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.2                    Amendment to Articles of Incorporation
       3.4                    By-Laws
       4.1                    Form of Common Stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                             (including  consent)
       6.1                    Specimen of Stock Certificate
       10a                    Exclusive License Agreement
       10b                    Service Mark Registration
      23.1                    Consent of Independent Accountant
      23.2                    Consent of Kenneth G. Eade(filed as part of
                              Exhibit  5.1)

                           ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company hereby undertakes to:

  - File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

  - Include any prospectus required by Section 10(a)(3) of the Securities Act;

  - Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

 - Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                    II-6

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Scottsdale, Arizona, on March 15, 2001.


                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     Platinum Pearls, Inc.

 /s/          Tom Hays
 --------------------------------
TOM HAYS, President and Director
Date: March 15, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


 /s/          Tom Hays
 --------------------------------
TOM HAYS, Treasurer (CFO)
Date: March 15, 2001

 /s/          Susan Hays
--------------------------------
SUSAN HAYS, Secretary/Director
Date: March 15, 2001


[CAPTION]
EXHIBIT 3(a)
FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
ARTICLES OF INCORPORATION
DECEMBER 31, 1993

12040-93
DEAN HELLER
SECRETARY OF STATE
ARTICLES OF INCORPORATION OF BAJA FRANCHISE SYSTEMS, INC.

The undersigned, to form a Nevada corporation, CERTIFIES THAT:

         I.  NAME:  The name of the corporation is:

         BAJA FRANCHISE SYSTEMS, INC.

         II. PRINCIPAL OFFICE: The name and address of the registered agent of this corporation within the State of Nevada is Corporate Services Center, Inc., 1280 Terminal Way, #3, Reno, Nevada 89502; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, within the State of Nevada, as well as without the State of Nevada.

         III. PURPOSE: The purpose for which this corporation is formed is:

                       To engage in any lawful activity.

         IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be TWENTY FIVE THOUSAND DOLLARS ($25,000.00), consisting of Twenty Five Million (25,000,000) shares of common stock with a par value of $.001 per share.

         V. INCORPORATOR: The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

                  NAME                  POST OFFICE ADDRESS
                  ----                  -------------------
              Tom E. Hays              4615 E. Palomino Road
                                       Phoenix, Arizona 85018

         VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first board shall consist of one director.

         So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be fewer than three, but not fewer than the number of shareholders. Otherwise, the number of directors shall not be fewer than three.
         Subject to the foregoing limitations, the number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as provided in the By- Laws of this corporation.

         The name and post office address of the director constituting the first Board of Directors is as follows:

                 NAME                  POST OFFICE ADDRESS
                  ----                  -------------------
              Tom E. Hays              4615 E. Palomino Road
                                       Phoenix, Arizona 85018


         VII. STOCK NON-ASSESSABLE: The capital stock or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

         VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.
         IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

         X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

         THE UNDERSIGNED, being the incorporator hereinbefore named for the purposed of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set his hand this 27th day of September, 1993.

/s/  Tom E. Hays
---------------------
   Tom E. Hays

STATE OF ARIZONA      )
                      )  ss.:
COUNTY OF MARICOPA    )

         On this _27_ day of __Sept.________, 1993, before me, a Notary Public, personally appeared Tom E. Hays who acknowledged he executed the above instrument.

       Vianne E. O'Neil
_________________________________
       Notary Public
                                             [SEAL OF NOTARY PUBLIC]



[CAPTION]
EXHIBIT 3(a)1
12040-93
DEAN HELLER
SECRETARY OF STATE
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

We, the undersigned President and Secretary of Baja Franchise Systems, Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on January 20, 1998, adopted resolutions to amend the original Articles of Incorporation as follows:

Article I is hereby amended to change the name of the corporation from Baja Franchise Systems, Inc. to Cornerstone Communications Corporation and to read in full as follows:

"The name of the corporation is: Cornerstone Communications Corporation."
Article XI is hereby added to limit the liability of officers and directors and to read in full as follows:

"A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of NRS 78.300."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,000,000; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ TOM HAYS
____________________________
    Tom Hays, President


/s/   SUSAN HAYS
____________________________
Susan Hays, Secretary

STATE OF TENNESSEE
COUNTY OF DAVIDSON

On January 26, 1998, personally appeared before me, a Notary Public, Tom Hays, who acknowledged that he executed the above document.

                                                      KENNY L. YOUNG

                                                  ________________________
                                                      Notary Public

On January 26, 1998, personally appeared before me, a Notary Public, Susan Hays, who acknowledged that he executed the above document.

/s/ KENNY L. YOUNG
________________________
    KENNY L. YOUNG
    Notary Public


[CAPTION]
EXHIBIT 3(a)2
SECRETARY OF STATE>CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
ARTICLES OF INCORPORATION
MAY 14, 1998
NO. C12040-93
DEAN HELLER
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF CORNERSTONE COMMUNICATIONS CORPORATION

We, the undersigned President and Secretary of Cornerstone Communications Corporation do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on February 27, 1998, adopted resolutions to amend the original Articles of Incorporation as follows:

Article I is hereby amended to change the name of the corporation from Cornerstone Communications Corporation to Platinum Pearls, Inc. and to read in full as follows:

"The name of the corporation is: Platinum Pearls, Inc."

Article XI is hereby added to limit the liability of officers and directors and to read in full as follows:

"A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of NRS 78.300."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,000,000; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                         TOM HAYS
                                   ____________________________
                                   Tom Hays, President


                                           SUSAN HAYS
                                   ____________________________
                                   Susan Hays, Secretary

STATE OF ARIZONA

COUNTY OF MARICOPA

On May 8th, 1998, personally appeared before me, a Notary Public, Tom Hays, who acknowledged that he executed the above document.

                                                      LAURIE J. KLUCZNIK

                                                  ________________________
                                                      Notary Public

On May 8th, 1998, personally appeared before me, a Notary Public, Susan Hays, who acknowledged that he executed the above document.

                                                      LAURIE J. KLUCZNIK

                                                  ________________________
                                                      Notary Public
[CAPTION]
EXHIBIT 3(b)
BY-LAWS OF PLATINUM PEARLS, INC.

ARTICLE I - OFFICES

The principal office of the corporation in the State of Nevada shall be located at 1280 Terminal Way, #3, in the city of Reno, County of Washoe. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

ARTICLE II - STOCKHOLDERS


1.         ANNUAL MEETING.

         The annual meeting of the stockholders shall be held in the month of July in each year, beginning with the year 1994, at a date and time to be specified by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.         SPECIAL MEETINGS.

         Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than twenty-five (25) per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.         PLACE OF MEETING.

         The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.         NOTICE OF MEETING.

         Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.         CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

        For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.
When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.         VOTING LISTS.

         The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.         QUORUM.

       At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.         PROXIES.

        At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9.         VOTING.

Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.


10.         ORDER OF BUSINESS.

The order of business at all meetings of the stockholders, shall be as follows:

                  1.         Roll Call.

                  2.         Proof of notice of meeting or waiver of notice.

                  3.         Reading of minutes of preceding meeting.

                  4.         Reports of Officers.

                  5.         Reports of Committees.

                  6.         Election of Directors.

                  7.         Unfinished Business.

                  8.         New Business.

11.         INFORMAL ACTION BY STOCKHOLDERS.

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III - BOARD OF DIRECTORS

1.         GENERAL POWERS.

The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.         NUMBER, TENURE AND QUALIFICATIONS.

The number of directors of the corporation shall be set by the board, but shall not exceed seven (7). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.         REGULAR MEETINGS.

A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.         SPECIAL MEETINGS.

Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.         NOTICE.

Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally, or by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.         QUORUM.

At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.         MANNER OF ACTING.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.          NEWLY  CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists.

Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the un-expired term of his predecessor.

9.         REMOVAL OF DIRECTORS.

         Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.         RESIGNATION.

         A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.         COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.         PRESUMPTION OF ASSENT.

         A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.         EXECUTIVE AND OTHER COMMITTEES.

         The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

ARTICLE IV - OFFICERS

1.         NUMBER.

         The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.         ELECTION AND TERM OF OFFICE.

         The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.         REMOVAL.

         Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.         VACANCIES.

        A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the un-expired portion of the term.

5.         PRESIDENT.

        The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.         VICE-PRESIDENT.

         In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

7.         SECRETARY.

         The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8.         TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9.         SALARIES.

         The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.         CONTRACTS.

         The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.         LOANS.

         No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.         CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.         DEPOSITS.

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.         CERTIFICATES FOR SHARES.

         Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.         TRANSFERS OF SHARES.

                  (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

                  (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

ARTICLE VII - FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the board of directors.

ARTICLE VIII - DIVIDENDS

         The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX - SEAL

                  The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".

ARTICLE X - WAIVER OF NOTICE


                  Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI - AMENDMENTS


                  These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.


Dated: Sept. 30, 1993

     /s/ TOM E. HAYS
-------------------------
    Incorporator




[CAPTION]
Exhibit 4.1
SPECIMEN OF COMMON STOCK CERTIFICATE

Platinum Pearls, Inc.

[________]NUMBER
SHARES[________]
                      INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                25,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE

  COMMON STOCK                                     CUSIP 72765L 10 7
                                                                        SEE
REVERSE FOR CERTAIN

DEFINITIONS
THIS CERTIFIES THAT

Is the RECORD HOLDER OF            SHARES OF FULLY PAID AND NON-ASSESSABLE
SHARES OF COMMON STOCK OF PLATINUM PEARLS, INC.
TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF NEVADA, AND TO THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION, AS NOW OR HEREAFTER AMENDED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

Dated:

[SEAL OF PLATINUM PEARLS, INC.]

    TOM E. HAYS                                      SUSAN HAYS
------------------------                            ---------------------
    President                                        Secretary

                           COUNTERSIGNED
                           AMERICAN REGISTRAR & TRANSFER CO.
                           342 E. 900 South
                           P.O. Box 1798
                           Salt Lake City, Utah 84110

                           By: ^^Illegible Signature^^


    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common           UNIF GIFT MIN ACT -
____Custodian____
TEN ENT  - as tenants by the entireties                     (Cust)
(Minor)
JT TEN   - as joint tenants with right            under Uniform Gifts to
Minors
           of survivorship and not as             Act
________________________
               tenants in common                                    (State)

             Additional abbreviation may also be used though not in above list.

             FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

__________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:   ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

[CAPTION]
<EXHIBIT 5.1> OPINION OF COUNSEL AND CONSENT

January 12, 2001

Board of Directors
Platinum Pearls, Inc.
Post Office Box 6154
Scottsdale, AZ 85261

Re: Platinum Pearls, Inc. Registration of 50,000 shares on Form SB-2

Gentlemen:

The undersigned is counsel for Platinum Pearls, Inc. I have been requested to render an opinion on the 50,000 shares of Platinum Pearls proposed to be sold pursuant the Platinum Pearls's Registration Statement on Form SB-2, pursuant to Nevada law. In rendering this opinion, I have reviewed Platinum Pearls's Registration on Form SB-2, Platinum Pearls's Form 10SB, company articles of incorporation and by laws and other corporate documents. All representations made to me in Platinum Pearls documents and by company officers and directors are deemed to be accurate. It is my opinion that:

         1. Platinum Pearls is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

         2. That the shares of common stock to be issued by Platinum Pearls have been reserved and are duly and properly approved by Platinum Pearls's Board of Directors.

         3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

         4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Platinum Pearls's
Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

/s/ Kenneth G. Eade
----------------
KENNETH G. EADE

[CAPTION]
EXHIBIT 23.  1CONSENT OF INDEPENDENT ACCOUNTANT

I consent to the incorporation by reference in the Registration Statement on
From SB-2 my report dated     March 1, 2001      and the related statements of
income, stockholder's equity, and cash flows for the years then ended, and to all references to me in the registration statement.


/s/ Roger G. Castro
---------------------------
Roger G. Castro
Certified Public Accountant
Oxnard, California
    March 15, 2001


[CAPTION]
SUBSCRIPTION AGREEMENT
PLATINUM PEARLS, INC.
7316 E. Tuckey Lane
Scottsdale, AZ 85250


Gentlemen:

         The undersigned has read and understands the matters set forth in your prospectus dated ______________, 2001. The undersigned represents as set forth below and subscribes to purchase ________Shares at $.50 per Share, for $_______________, subject to your acceptance of this subscription.
There is no minimum contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia         _____         Other State _____________
A State foreign to U.S.A.         _____

         Dated:______________.

If not an individual:
_________________________
                                                      Signature

                                                   _________________________
_________________________
Name of Corporation, Trust,                           Print or type name of
or Partnership                                        Signer
                                                   _________________________

                                                   _________________________
State where incorporated,                             P.O. Box or Street
organized, or domiciled                               Address

                                                   _________________________
_________________________
Print Signer's Capacity                            City, State and Zip Code

_________________________
Tax ID Number
                                                   _________________________
                                                   Telefax and Phone Numbers

                                                   _________________________
                                                     Social Security #
[CAPTION]
EXHIBIT 10a
EXCLUSIVE LICENSE AGREEMENT

         This Exclusive License Agreement (hereafter "Agreement") entered into this 29 day of January, 1998, between Tom and Susan Hays (hereafter "licensor") and Cornerstone Communications Corp. (Hereafter "Licensee.")

         Whereas Licensor has filed, under serial #75/427026, for trade mark rights on the name "Platinum Pearls", and has developed and will develop a range of lifestyle enhancement programs to be incorporate within the "Platinum Pearls" trade mark, and

         Whereas Cornerstone Communications Corporation is desirous of obtaining exclusive rights to the use of said mark and programs developed and to be developed thereunder,

         Now, therefore, the parties agree as follows:

         1. Licensor licenses to Licensee (a) the exclusive right to use of the trade mark name, "Platinum Pearls" and (b) the exclusive right to use the lifestyle enhancement programs and concepts developed to date by Licensor, which are to be marketed under the mark assigned above, and (c) all other related programs and concepts to be developed by Licensor, which are also to be marketed under the assigned mark.

         2. In consideration for said License, Licensee agrees to pay Licensor a royalty determined as follows:

         a. 6% of gross revenues generated by Licensees's operations under the licensed mark, except,
         b. In the event of a sub-license by Licensee to a third party of either the mark or programs or concepts developed therefor, which arrangement is subject to written approval by Licensor (and approval may not be unreasonably withheld), then Licensor shall be entitled to 50% of gross revenue generated by any such sub-licensing agreement entered into by Licensee. Said sub-licensing agreement may not be for less than the 6% referenced in (a) above. Any such sub-licensing payment shall be made to Licensor within 30 days of receipt by Licensee, and Licensor shall have the right to reasonably inspect and audit Licensee's books and records to confirm the accuracy of such payments.

         3. Additional Compensation. Licensee additionally hereby agrees to reimburse Licensor for $58,500 in expenses incurred by Licensor in development of the mark and related programs and materials, and to issue to Licensor 500,000 shares of the first preferred shares of the Licensee.

         4. Minimum Annual Royalty Payment. This Agreement shall remain in effect for the term set forth herein on condition that the royalty payment, on an annual basis, shall not be less than $20,000. Licensor acknowledges receipt of $40,000, which the parties agree is a non-refundable advance of two years of the minimum royalty payment due, subject only to additional payments to Licensor arising out of additional amounts which may be calculated to be due, pursuant to paragraph 2 above.

         5. Term of the Agreement. The terms of this Agreement shall be ten years, subject only to each party's performance of their obligation set forth herein. Upon conclusion of said term, and providing Licensee has given Licensor 90 days prior notice, in writing, of its intent to renew this Agreement, and is in full compliance with all obligations herein, Licensee shall have the right to renew this license for an additional ten (10) year term upon the same terms and conditions as herein set forth.

         6. Events of Default. The Parties agree that this Agreement is in default if (a) the payments set forth herein are not paid by Licensee; (b) Licensees fails to notify and obtain Licensor's approval of any sub- licensing agreement; (c) Licensee files for protection under the U.S. Bankruptcy Code. Any default, not cured within 10 days of written Notice of Default to be provided by Licensor to Licensee, or as otherwise provided by a court of law, shall terminate the license issued under this Agreement.

         7. Jurisdiction. The parties agree that jurisdiction over this Agreement and any disputes arising hereunder, shall be with the State of Arizona, Maricopa County, and any disputes shall be resolved under Arizona law.

         8. Agreement Non-Assignable. This Agreement may not be pledged, sold, or assigned, other than sub-licensing agreements as set forth herein-above, without the express written consent of Licensor, in their sole discretion.

CORNERSTONE COMMUNICATIONS CORP.

By /s/ SUSAN R. HAYS
--------------------

its Secretary
--------------------
Licensee

/s/TOM HAYS
--------------------
Tom Hays

/s/SUSAN HAYS
--------------------
Susan Hays
LICENSOR

[CAPTION]
Exhibit 10a Service Mark Registration

Int. Cl.: 41
Prior U.s. cls: 100, 101 and 107
Reg. No. 2,232,091
United States Patent and Trademark Office
Registered Mar. 16, 1999
SERVICE MARK
PRINCIPAL REGISTER
PLATINUM PEARLS
Hays, Tom E. (United States Citizen)
5514 North 71st Street
Scottsdale, AZ 85253

For: Educational Services, namely, conducting workshops and seminars in the fields of improving one's lifestyle, health issues, nutrition, exercise, skin care, overcoming addictions, career planning personal finances, improving creativity and retirement planning, entertainment, namely, production of television shows about improving one's lifestyle, health issues, nutrition, exercise, skin care, overcoming addictions, career planning, personal finances, improving creativity and retirement planning, in class 41 (U.S. Cls. 8-7-1997; in commerce 8-7-1998. Lori Stockton, Examining Attorney.